EXHIBIT 1.1

STANDARD PACIFIC CORP.

1,000,000 Shares1 of Common Stock ($.01 par value)

UNDERWRITING AGREEMENT

November 24, 2003

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Dear Sirs:

Standard Pacific Corp., a Delaware corporation (the “Company”), proposes to issue and sell 1,000,000 shares of the Common Stock, $.01 par value (the “Common Stock”) of the Company (the “Underwritten Securities”) to the several underwriters named in Schedule I hereto (the “Underwriters”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional 150,000 shares of Common Stock (the “Option Securities” and together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I hereto, the term Underwriters shall refer solely to you.

SECTION 1.    Registration Statement and Prospectus.    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3, including a prospectus, relating to the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement”; and the prospectus and prospectus supplement in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus” (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in the Prospectus.

SECTION 2.    Agreements to Sell and Purchase.

(a)  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriters agree, severally and not jointly, to purchase from the Company, the respective

[1]	Plus an option to purchase up to 150,000 additional shares of Common Stock.

number of shares of the Underwritten Securities set forth opposite the name of each Underwriter in Schedule I hereto, at a purchase price equal to $50.30 per share of Common Stock (the “Purchase Price”).

(b)  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 shares of Option Securities at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by Deutsche Bank Securities Inc. to the Company setting forth the principal amount of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities.

SECTION 3.    Terms of Public Offering.    The Underwriters have advised the Company that the Underwriters propose (i) to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

SECTION 4.    Delivery and Payment.    The Securities shall be represented by a definitive global security registered in the name of the nominee of The Depository Trust Company (“DTC”). The Company shall deliver the Securities, with any transfer taxes thereon duly paid by the Company, to Deutsche Bank Securities Inc. through the facilities of DTC, for the account of the Underwriters, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificate representing the Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the Business Day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the “Designated Office”). The time and date of delivery and payment for the Underwritten Securities and the Option Securities (if the option provided in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be 9:00 A.M., New York City time, on December 1, 2003 or such other time on the same or such other date as the Underwriters and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the “Initial Closing Date”. The time and date of delivery and payment of the Option Securities are hereinafter referred to as the “Option Closing Date”, and each of the Initial Closing Date and the Option Closing Date, if any, are hereinafter referred to a the “Closing Date”.

The documents to be delivered on each Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of O’Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California and the Underwritten Securities or Option Securities, as applicable, shall be delivered at the Designated Office, all on the applicable Closing Date.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Initial Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to Deutsche Bank Securities Inc., on the date specified by Deutsche Bank Securities Inc. (which shall, unless otherwise agreed by the parties, be three Business Days after exercise of said option, but not prior to the Initial Closing Date) for the respective accounts of the several Underwriters, against payment by the several Underwriters through Deutsche Bank Securities Inc. of the Purchase Price thereof by wire transfer of Federal or other funds immediately available in New York City. If settlement for the Option Securities occurs after the Initial Closing Date, the Company will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Closing Date pursuant to Section 8 hereof.

SECTION 5.    Agreements of the Company.    The Company agrees with you:

(a)  To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time during the period referred to in Section 5(d) below the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)  To furnish you five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

(c)  To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; from the date hereof and so long as, in the opinion of counsel for the Underwriters, a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or a dealer, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

(d)  Prior to 10:00 A.M., New York City time, on the second Business Day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales of the Securities by the Underwriters or a dealer, to furnish in New York City to the Underwriters and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriters or dealer may reasonably request.

(e)  If during the period specified in the second clause of Section 5(c), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to any dealer as many copies thereof as the Underwriters or dealer may reasonably request.

(f)  Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(g)  To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2004 that shall satisfy the provisions of Section 11(a) of the Act.

(h)  So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or public reports or other public communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

(i)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement

(including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of any transfer agent, registrar and/or depositary (including DTC) and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that, except as expressly provided in the immediately preceding sentence and in Sections 7 and 10, the Underwriters shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Underwriters in connection with the sale and distribution of the Securities.

(j)  Use its reasonable best efforts to cause all of the Securities to be listed on the New York Stock Exchange.

(k)  The Company will not, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person acting in concert with the Company or any affiliate of the Company), directly or indirectly, including by way of filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement; provided, however, that the Company may (i) issue the Securities; (ii) grant awards under and issue and sell Common Stock pursuant to any employee stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of this Agreement, and (iv) offer, issue and sell up to a number of shares of Common Stock equal to 10% of the then outstanding shares of Common Stock, or warrants to purchase such number of shares of Common Stock, in one or more transactions in connection with the acquisition of third party capital stock or assets (including, without limitation, by way of merger or consolidation), provided that if such transaction is consummated prior to the expiration of such 60 day period, the recipient agrees in writing with the Underwriters to substantially the same restrictions on transfer as set forth in this Section 5(k).

(l)  To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

SECTION 6.    Representations and Warranties of the Company.    The Company represents and warrants to the Underwriters that:

(a)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

(b)  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, when it became effective, did not contain and, as amended, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus complied when filed and, as amended or supplemented, if applicable, does comply in all material respects with the Act, and (iv) as of its issue date and the Closing Date, the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c)  Each preliminary prospectus, if any, filed as part of the Registration Statement in connection with this offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(d)  The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(e)  Each subsidiary of the Company has been duly incorporated or, in the case of a partnership or limited liability company, formed and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case in this subsection (e) for matters that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)  The Securities have been duly authorized for issuance by the Company and when the Underwritten Securities or Option Securities, as applicable, are authenticated, delivered and paid for pursuant to this Agreement on the applicable Closing Date will be validly issued, fully paid and nonassessable; the Securities will conform to the description thereof in the Prospectus; and no holder of the Securities will be subject to personal liability by reason of being such a holder, and the issuance of the Securities will not be subject to any preemptive or similar rights of any security holder of the Company.

(g)  The Company has the authorized equity capitalization set forth in the Prospectus. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

(h)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

(i)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Securities by the Company, except for (A) the order of the Commission declaring the Registration Statement effective which has been obtained, (B) such as have been obtained or will be obtained or made prior to the Closing Date, (C) such as may be required by the NASD and the New York Stock Exchange, and (D) such as may be required by the securities or blue sky laws of any state or foreign jurisdiction.

(j)  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Securities by the Company and compliance by the Company with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except in the cases of clauses (i) and (ii) as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and the Company has the corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(k)  This Agreement has been duly authorized, executed and delivered by the Company.

(l)  Except as disclosed in the Prospectus, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries; and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of properties in the ordinary course of the Company’s business and the financing thereof, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(m)  The Company and is subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits (1) that the Company or its subsidiaries are seeking or expect to seek to obtain in the ordinary course of business consistent with past practice, or (2) the failure to obtain or maintain would not individually or in the aggregate have a Material Adverse Effect; and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(n)  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(o)  The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries, except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(p)  Except as disclosed in the Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q)  Except as disclosed in the Prospectus, (i) there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (B) that is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or (C) that is otherwise required to be disclosed in the Prospectus; and (ii) to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(r)  The financial statements included in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the Prospectus).

(s)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus or quarterly dividends declared and paid in accordance with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

SECTION 7.    Indemnification.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any director or officer of, or person controlling, such Underwriter who failed to deliver a Prospectus, as then amended or supplemented (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to any person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

(b)  Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

(c)  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by Deutsche Bank Securities Inc., in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 60 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and such indemnified party shall have, on or after such 60th day, given the indemnifying party at least 30 additional days’ notice that the indemnified party is entitled to settle such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d)  To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Securities purchased by each of the Underwriters hereunder and not joint.

(e)  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 8.    Conditions of Underwriters’ Obligations.    The obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

(a)  All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b)  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

(c)  You shall have received on the Closing Date a certificate dated the Closing Date, signed by Andrew H. Parnes and Clay A. Halvorsen, in their capacities as the Senior Vice President – Finance and Chief Financial Officer and Senior Vice President and Secretary of the Company, confirming the matters set forth in Sections 6(s), 8(a), 8(b) and 8(d) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

(d)  Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(e)  You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i)    the Company is a validly existing corporation in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Securities and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions identified in a certificate of the Company, executed by two officers of the Company and delivered to you (the “Officers’ Certificate”), as jurisdictions in which the Company owns or leases property or conducts business and where the failure to be so qualified would individually or in the aggregate have a Material Adverse Effect;

(ii)    each of Family Lending Services, Inc., Standard Pacific of Texas, L.P., Standard Pacific of Orange County, Inc., Standard Pacific of Fullerton, Inc., Standard Pacific of Arizona, Inc., Westfield Homes of the Carolinas, LLC and the Writer Corporation (each, a “Specified Subsidiary”) is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite corporate, limited liability company or limited partnership power to conduct its business as described in the Prospectus; and each Specified Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership in good standing in all other respective jurisdictions identified in the Officers’ Certificate as jurisdictions in which it owns or leases property or conducts business and where the failure to be so qualified would individually or in the aggregate have a Material Adverse Effect; and the issued and outstanding capital stock of each Specified Subsidiary that is a corporation has been duly and validly issued and is fully paid and nonassessable and the membership interests and partnership interests, as the case may be, of each Specified Subsidiary that is a limited liability company or a partnership have been duly authorized and validly issued and are owned of record by the Company or a wholly owned subsidiary of the Company;

(iii)    the execution and delivery by the Company of this Agreement and the Securities and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company;

(iv)    this Agreement has been duly executed and delivered by the Company;

(v)    the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act;

(vi)    to such counsel’s knowledge, (i) no legal or governmental actions, suits or proceedings are pending to which the Company or any of the Specified Subsidiaries is a party, or to which the property of the Company or any of its Specified Subsidiaries is

subject that are required to be described in the Prospectus and are not described therein and (ii) no such proceedings have been overtly threatened in writing against the Company or any of its Specified Subsidiaries or with respect to any of their respective properties;

(vii)    the issuance of the Securities and the execution, delivery and performance by the Company of this Agreement do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the States of New York or California or the United States of America under, any law or regulation of the States of New York or California or the United States of America applicable to the Company that, in our experience, is generally applicable to the transactions in the nature of those contemplated by this Agreement, or the Delaware General Corporation Law. This paragraph will not include any opinion regarding any federal or state securities or Blue Sky laws or regulations;

(viii)    the execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities do not and will not violate:

(A)    any order of a court identified to such counsel in the Officers’ Certificate as constituting an order binding on the Company an its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or

(B)    any agreement of the Company or its subsidiaries identified to such counsel in the Officers’ Certificate as constituting an agreement material to the Company and its subsidiaries, taken as a whole (“Material Contracts”); or

(C)    the charter or by-laws (or, in the case of a partnership or limited liability company, the comparable organizational documents) of the Company or any Specified Subsidiary incorporated or formed under the States of California, Nevada or Delaware;

(ix)    the Registration Statement has become effective under the Act, and to such counsel’s knowledge (A) no stop order suspending its effectiveness has been issued and (B) no proceedings for that purpose are pending before or threatened by the Commission;

(x)    insofar as the statements in the Prospectus purport to describe specific provisions of the Securities, such statements present in all material respects an accurate summary of such provisions;

(xi)    the authorized capital stock of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock;

(xii)    the Securities have been duly authorized by all necessary corporate action on the part of the Company, and when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights to subscribe to additional shares of the capital stock of the Company under the Company’s Certificate of Incorporation or Bylaws or the Delaware General Corporation Law;

(xiii)    no personal liability for the debts of the Company will be imposed on any holders of any of the Securities under the laws of the States of Delaware or California solely as a result of the ownership of such shares;

(xiv)    (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements (and related notes) and other financial data included therein as to which no opinion need be expressed) complied on its face when so filed as to form with the Exchange Act in all material respects, and (B) each of the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements (and related notes thereto) and other financial data included therein and the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) as to which no opinion need be expressed) on its respective effective or issue date complied on its face as to form with the Act in all material respects; and

(xv)    no facts have come to the attention of such counsel which leads them to believe that (A) the Registration Statement and the base prospectus included therein (except for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, as amended or supplemented, if applicable (except for the financial statements (and related notes thereto) and other financial data and other statistical and other information of an accounting or financial nature, as aforesaid), as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinion of Gibson, Dunn & Crutcher LLP described in Section 8(e) above shall be rendered to you at the request of the Company and shall so state therein.

(f)  You shall have received on the Closing Date an opinion, dated the Closing Date, of O’Melveny & Myers LLP, counsel for the Underwriters, as to such matters as are customarily covered in such opinions.

(g)  You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements agreed to with the underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(h)  The Securities shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(i)  The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

(j)  The Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company.

SECTION 9.    Effectiveness of Agreement and Termination.    This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of Deutsche Bank Securities Inc., is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, or any announcement by any nationally recognized statistical rating organization that it intends to issue a liquidity rating without issuing or indicating the rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Deutsche Bank Securities Inc., be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Deutsche Bank Securities Inc., the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

If any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on the Closing Date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased by all Underwriters on such date and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

SECTION 10.    Miscellaneous.    Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California, 92618, Attention: Corporate Secretary, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Suite 4700, Los Angeles, California 90071, Attention: Gregory L. Surman, Esq. and (ii) if to the Underwriters or to you, to you c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Syndicate Manager, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Esq., or in any case to such other address as the person to be notified may have requested in writing.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

If for any reason the Underwritten Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to clauses (iii) through (vii) of the second paragraph of Section 9 or the last paragraph of Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters, and the Underwriters agree to reimburse the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company, in each case for any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ directors and officers, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

This Agreement shall be governed and construed in accordance with the laws of the State of New York.

The term “Business Day” as used in this Agreement means a day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City or Los Angeles.

The term “subsidiary” as used in this Agreement means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any person in which the Company and its subsidiaries have at least a majority ownership interest (other than unconsolidated joint ventures, over which the Company and its subsidiaries do not have voting or economic control).

This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours, STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES

Name: Andrew H. Parnes Title: Senior Vice President-Finance and Chief Financial Officer

DEUTSCHE BANK SECURITIES INC.

By:	/s/ STEPHEN N. SACHMAN

Name: Steve Sachman Title: Director

By:	/s/ THOMAS P. BRADSHAW

Name: Thomas P. Bradshaw Title: Director

SCHEDULE I

Underwriters	Number of Shares of Underwritten Securities to Be Purchased
Deutsche Bank Securities Inc.	1,000,000

1

EXHIBIT A

[Letterhead of executive officer or director of Standard Pacific]

November     , 2003

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Standard Pacific Corp., a Delaware corporation (the “Company”), and you as Underwriter named therein, relating to an underwritten public offering of shares of the Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned (other than the Company)), directly or indirectly, including by way of filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts, (ii) establishment of sales plans pursuant to Rule 10b5-1 under the Exchange Act of 1934, as amended, provided that no sales under such plans occur during such 60 day period, (iii) sales under sales plans adopted pursuant to Rule 10b5-1 of the Exchange Act in place prior to November 21, 2003, (iv) exercises of options to purchase Common Stock that have been granted pursuant to employee benefit plans existing at the date of the Underwriting Agreement, (v) if the undersigned’s services with the Company are terminated during such 60 day period, and (vi) transfers to any trust or partnership for the direct or indirect benefit of the undersigned, or the immediately family of the undersigned, provided that the recipient agrees in writing with you to the same restrictions on transfer as set forth in this letter agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,